Exhibit 8.1
November 25, 2008
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
     RE: PLAINS ALL AMERICAN PIPELINE, L.P. REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
     We have acted as counsel for Plains All American Pipeline, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement to which this opinion is an exhibit (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale by certain unitholders of the Partnership of up to 17,646,478 common units representing limited partner interests in the Partnership (the “Common Units”). In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material Income Tax Considerations” in the prospectus included in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

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